UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: December 14, 2006

TITAN INTERNATIONAL, INC.

(Exact name of Registrant as specified in its Charter)

Illinois (State of Incorporation)	1-12936 (Commission File Number)	36-3228472 (I.R.S. Employer Identification No.)

2701 Spruce Street, Quincy, IL 62301
(Address of principal executive offices, including Zip Code)

(217) 228-6011
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8–K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

 Soliciting material pursuant to Rule 14a–12 under the Exchange Act (17 CFR 240.14a–12)

 Pre–commencement communications pursuant to Rule 14d–2(b) under the Exchange Act (17 CFR 240.14d–2(b))

 Pre–commencement communications pursuant to Rule 13e–4(c) under the Exchange Act (17 CFR 240.13e–4(c))

Item 8.01 Other Events

Attached as Exhibit 99.1 are selected portions of information that Titan International, Inc. (“Titan”) expects to disclose to prospective investors in connection with its proposed private placement of $200 million aggregate principal amount of five-year senior unsecured notes (the “Notes”).

The Notes have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and, unless so registered, may not be offered or sold in the United States absent registration or an applicable exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and other applicable securities laws.

This report shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of the Notes in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

Item 9.01 Financial Statements and Exhibits

     (d) Exhibits

No.	Description
99.1	Selected portions of information that Titan expects to disclose to prospective investors in connection with the proposed private placement of the Notes.

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SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TITAN INTERNATIONAL, INC.
(Registrant)

Date: December 14, 2006	By:	/s/ Kent W. Hackamack

Kent W. Hackamack
Vice President of Finance and Treasurer
(Principal Financial Officer)

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EXHIBIT INDEX

Exhibit No.	Description
99.1	Selected portions of information that Titan expects to disclose to prospective investors in connection with the proposed private placement of the Notes.

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